EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use in this Registration Statement on Form S-1 of Cardtronics, Inc. of our report dated March 29, 2007, except for the restatement discussed in Note 1 to the financial statements, as to which the date is July 16, 2007, relating to the financial statements of the 7-Eleven Financial Services Business, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
Dallas, Texas

September 7, 2007